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
Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K


Schedule for Computation of         Initial
Fund Performance Data               Invest of:   $1,000
                                    Offering
Federated Aggressive Growth Fund    Price/Share= $10.58
Class B Shares
Return Since Inception 11/25/96     NAV=         $9.20
  ending 4/30/97

FYE:  October 31, 1997
                                                 Beginning               Capital Reinvest         Ending             Total
DECLARED:  Annually                 Reinvest     Period      Dividend    Gain    Price            Period    Ending   Investment
PAID:  Annually                     Dates        Shares      /Share      /Share  /Share           Shares    Price    Value
                                    11/30/96     94.500      0.000000000 0.00000 $10.04           94.500    $10.04   $948.78
                                    12/30/96     94.500      0.004000000 0.00000 $9.90            94.538    $9.90    $935.93
                                    12/31/96     94.538      0.000000000 0.00000 $9.89            94.538    $9.89    $934.98
                                    1/31/97      94.538      0.000000000 0.00000 $10.20           94.538    $10.20   $964.29
                                    2/28/97      94.538      0.000000000 0.00000 $9.69            94.538    $9.69    $916.07
                                    3/31/97      94.538      0.000000000 0.00000 $9.26            94.538    $9.26    $875.42
                                    4/30/97      94.538      0.000000000 0.00000 $9.20            94.538    $9.20    $869.75

Note:  The Fund has not paid any ST capital gain dividends as of 4/30/97.

$1,000 (1+T) = Ending Value

T = - 13.06%


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